EXHIBIT 24.1

UMPQUA HOLDINGS CORPORATION Power of Attorney of Director and/or Officer

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of UMPQUA HOLDINGS CORPORATION, an Oregon corporation (the “Corporation”), does hereby make, constitute and appoint RAYMOND P. DAVIS, RONALD L. FARNSWORTH, STEVEN L. PHILPOTT and ALLYN C. FORD, and each or any of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead and in any and all capacities, to sign and affix the undersigned’s name as such director and/or officer of the Corporation to a Registration Statement or Registration Statements on Form S-3 or other applicable form, and all amendments, including post-effective amendments, thereto, supplements and all registration statements for the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to be filed by the Corporation with the Securities and Exchange Commission, Washington, D.C. in connection with the registration under the Securities Act of 1933, as amended, of debt and equity securities, including without limitation common stock of the Corporation, preferred stock of the Corporation, warrants to purchase securities of the Corporation, preferred stock and other securities issued by the Corporation or one or more trusts formed and controlled by the Corporation, guarantees, limited guarantees and similar purchase and other obligations of the Corporation of or relating to securities, purchase contracts requiring or permitting the holders thereof to purchase or sell securities of an entity not affiliated with the Corporation, a basket of such securities, an index or indices of such securities, or any combination of the foregoing, and other securities related thereto (all of the foregoing being referred to in this Power of Attorney as “Securities”) proposed to be sold by the Corporation and one or more trusts from time to time, or proposed to be registered by the Corporation and one or more trusts for re-sale or exchange on behalf of one or more holders of such Securities, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 25th day of October, 2008.

/s/ Ronald F. Angell, Director
/s/ Allyn C. Ford, Director
/s/ David B. Frohnmayer, Director
/s/ Stephen Gambee, Director
/s/ Dan Giustina, Director
/s/ William Lansing, Director
/s/ Theodore S. Mason, Director
/s/ Diane D. Miller, Director
/s/ Bryan L. Timm, Director
WITNESS
/s/ Steven L. Philpott
Steven L. Philpott